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                                     EXHIBIT 99.2

                           SMITH BARNEY SHEARSON PROTOTYPE
                               STANDARDIZED 401(K) PLAN
                               ADOPTION AGREEMENT #003

                                       FOR THE

                MENTAL HEALTH MANAGEMENT, INC. EMPLOYEES' SAVINGS PLAN


    Adoption of a qualified plan has important legal and tax implications. Failure to properly fill out the Adoption Agreement may result in disqualification of the Plan. Employers should consult with their counsel concerning the adoption of this Plan. To obtain further information about the Plan, contact Smith Barney Shearson through your Financial Consultant.

    NOTE: Under the terms of the Plan, options marked "STANDARD" AUTOMATICALLY will apply unless another option is selected. If additional space is needed to provide information requested in this Adoption Agreement, the information may be provided in an addendum attached to this Adoption Agreement which contains a reference to the appropriate Part(s) of the Adoption Agreement.

    Adoption Agreement #003 may only be used in conjunction with THE SMITH BARNEY SHEARSON PROTOTYPE DEFINED CONTRIBUTION PLAN - PLAN DOCUMENT #05.

    Capitalized terms refer to defined terms in Plan Document #05. "Section " refers to sections of Plan Document #05; "Part" refers to provisions in this Adoption Agreement. The instructions and descriptions in this Adoption Agreement generally summarize the Plan Document provisions, but the Plan Document terms will be controlling in the event of any conflict.



TO BE COMPLETED BY SMITH BARNEY SHEARSON

FINANCIAL CONSULTANT: Christopher J. Poch
Telephone Number:  202-331-2598

Address: 1825 Eye Street NW Suite 1000  Washington, DC 2006
Smith Barney Shearson Inc. Account # for Plan: __________________


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I.  EMPLOYER INFORMATION

Name: Mental Health Management, Inc.
Address: 6701 Lewinsville Road, Suite 200
         McLean, Virginia  22102
Taxable Year: December 31     EIN: 52-1223084

II. PLAN INFORMATION

    A.   PLAN NAME:  Mental Health Management, Inc. Employees' Savings Plan

    B.   PLAN YEAR: the period which ends on December 31

    C. CONSTRUCTION. Except as provided in Section 1.2, the Plan and the Trust Agreement will be subject to the laws of the Commonwealth of Virginia.

    D.   PLAN ADOPTION. The Plan is hereby adopted as [CHECK ONE.  SEE SECTION
14.1.]
         /x/ a new profit sharing plan (with cash or deferred arrangement).

         / / an amendment and restatement of the _______________
_______________________________________________________________
("Pre-Existing Plan") which was originally effective
_________________________________________, 19__.

    E.   EFFECTIVE DATE OF THIS ADOPTION AGREEMENT: December 31, 1995.

III.  ELIGIBILITY AND PARTICIPATION.  [IF THE EMPLOYER MAINTAINS ANOTHER
DEFINED CONTRIBUTION PAIRED PLAN, THE ELIGIBILITY AND PARTICIPATION REQUIREMENTS SPECIFIED IN THIS PART III FOR PLAN YEARS BEGINNING ON AND AFTER THE FINAL COMPLIANCE DATE MUST BE THE SAME AS THOSE SPECIFIED IN THE ADOPTION AGREEMENT FOR SUCH OTHER PAIRED PLAN.]

    A. ELIGIBLE EMPLOYEES. All Employees of the Employer and all Employees of all Affiliates who satisfy the Participation Requirement generally are eligible to participate in the Plan except certain nonresident aliens. However, notwithstanding any contrary language, participation in this Plan by Employees who are covered by a collective bargaining agreement and the extent of such participation, if any, will be determined by collective bargaining. [SEE
SECTION 2.19].

    B. PARTICIPATION REQUIREMENT. In order to participate in this Plan, an Eligible Employee must [CHECK ONE. SEE SECTION 2.46, SECTION 4 AND PART V.B.1. ENTER "N/A" IF THERE WILL BE NO MINIMUM AGE OR NO WAITING PERIOD, AS APPLICABLE.]


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    1.   /x/ STANDARD: reach minimum age of 21 and complete waiting period of 1
Year of Service.

    2.   / / no minimum age or waiting period.

    3. / / reach minimum age of _______ [NOT TO EXCEED 21] and complete waiting period of _______ Year of Service [NOT TO EXCEED 1].

    4. / / reach minimum age of _____ [NOT TO EXCEED 21] and complete waiting period of ____ Year of Service [NOT TO EXCEED 1]; however, each Employee who is an Eligible Employee on the Effective Date will be deemed to satisfy the Participation Requirement on the Effective Date regardless of such Employee's actual age or service.

    C.   ENTRY DATE:  [CHECK ONE.  SEE Section 2.26 AND Section 4.]

    1. / / STANDARD: the first day of each Plan Year and the first day of the seventh month of each Plan Year.

    2. / / the date on which the Participant satisfies the Participation Requirement.

    3.   /x/ other: _____________________________________.[SPECIFY DATE(S).  IF
A SINGLE ENTRY DATE IS ENTERED, THE MINIMUM AGE IN PART III.B CANNOT EXCEED 201/2 AND THE MAXIMUM WAITING PERIOD IN PART III.B CANNOT EXCEED 1/2 YEAR.]


IV. VESTING.

    A.   DEATH, DISABILITY OR RETIREMENT.  [SEE SECTION 8.1(B)].

    1. / / STANDARD: A Participant's Employer Account and Matching Account will be 100% vested if, while an Employee, that Participant dies, become Disabled, or reaches Normal Retirement Age or, if applicable, Early Retirement Age.

    2. /x/ A Participant's Employer Account and Matching Account will be 100% vested if, while an Employee, that Participant reaches Normal Retirement Age or if the Participant satisfies the following condition: [CHECK ONE OR MORE ONLY IF DESIRED.]

    a.   / /  dies while an Employee.

    b.   / /  becomes Disabled while an Employee.

    c.   / /  reaches Early Retirement Age while an Employee.


                                          3

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    B.   GENERAL VESTING SCHEDULE.  [See Section 8.1 and Section 14.3(c).
Generally, the vesting schedule under this Plan must be at least as favorable at the completion of each year as the vesting schedule under the Pre-Existing Plan. The Top-Heavy Vesting Schedule selected in Part XI.A will apply for all Plan Years in which the Plan is a Top-Heavy Plan. See Section 12.4.]

    1. MATCHING ACCOUNT. [CHECK ONE. "FULL AND IMMEDIATE VESTING" MUST BE SELECTED IF THE 2-YEAR REQUIREMENT FOR MATCHING CONTRIBUTIONS IS SELECTED IN
PART VII.A.2.B.3.]

    a.   /x/  STANDARD:  Full and Immediate Vesting.  100% at all times.

    b. / / Cliff Vesting. 100% after completion of ______ Years of Service [NOT TO EXCEED 5].

    c.   / /  Graded Vesting.

    YEARS OF SERVICE              NONFORFEITABLE PERCENTAGE

Less than 1                                 ___%
1                                           ___%
2                                           ___%
3                                           ___% [AT LEAST 20%]
4                                           ___% [AT LEAST 40%]
5                                           ___% [AT LEAST 60%]
6                                           ___% [AT LEAST 80%]
7 or more                                   100%

    d. / / Top-Heavy. The Top-Heavy Vesting Schedule in Part XI.A will apply for all Plan Years.

    2. EMPLOYER ACCOUNT. [CHECK ONE. "FULL AND IMMEDIATE VESTING" MUST BE SELECTED IF THE 2-YEAR REQUIREMENT FOR EMPLOYER CONTRIBUTIONS IS SELECTED IN
PART VII.D.2.B.2]

    a.   /x/  Standard:  Full and Immediate Vesting.  100% at all times.

    b. / / Cliff Vesting. 100% after completion of ___ Years of Service [NOT TO EXCEED 5].

    c.   / /  Graded Vesting.

    YEARS OF SERVICE              NONFORFEITABLE PERCENTAGE

Less than 1                                 ___%


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1                                           ___%
2                                           ___%
3                                           ___% [AT LEAST 20%]
4                                           ___% [AT LEAST 40%]
5                                           ___% [AT LEAST 60%]
6                                           ___% [AT LEAST 80%]
7 or more                                   100%

    d. Top-Heavy. The Top-Heavy Vesting Schedule in Part XI.A will apply for all Plan Years.

    C.   NORMAL RETIREMENT AGE:  [CHECK ONE.  SEE SECTION 2.43 AND PART
XIII.B.]

    1.   /x/  STANDARD:  age 65.

    2.   / /  age ___ [NOT TO EXCEED 65].

    3. / / the later of age ____ [NOT TO EXCEED 65] or the ___ [NOT TO EXCEED 5TH] anniversary of the date on which the Participant commenced participation in the Plan.

    D. EARLY RETIREMENT AGE: [THE DESIGNATION OF AN EARLY RETIREMENT AGE MAY ACCELERATE VESTING AND DISTRIBUTION. EARLY RETIREMENT AGE CANNOT EXCEED NORMAL RETIREMENT AGE. CHECK ONE. SEE SECTION 2.13 AND SECTION 9.1.]

    1.   /x/  STANDARD:  No Early Retirement Age.

    2.   / /  age ___

    3. / / the later of age ___ or the completion of ___ Years of Service (for vesting purposes).

V.  SERVICE FOR PARTICIPATION AND VESTING.

    A.   METHOD FOR CREDITING SERVICE.  [Check ONE. See Section 3.]

    1.   /x/  STANDARD:  "Hour of Service" method. [See Section 3.1.]

    a. Crediting Hours. Hours will be credited during each Computation Period [CHECK ONE. SEE SECTION 3.1(C).]

    (1)  /x/  STANDARD: by maintaining records of the actual hours worked. [SEE
SECTION 3.1(C)(2)(I).]

    (2) / / by using the following equivalency [CHECK ONE. SEE SECTION 3.1(C)(2)(II).]


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         / /  10 Hours of Service for each day.

         / /  45 Hours of Service for each week.

         / /  95 Hours of Service for each semi-monthly payroll period.

         / /  190 Hours of Service for each month.

    B. Vesting Computation Period. The Computation Period for vesting purposes will be [CHECK ONE. SEE SECTION 3.1(B)(2).]

    (1)  /X/  STANDARD:  the Plan Year.

    (2) / / the 12 month period beginning on the Participant's hire date and each anniversary of that hire date.

    c. Participation Computation Period. The initial Computation Period for participation purposes will be the 12 month period beginning on the Participant's hire date. Each subsequent Computation Period after the initial 12 months of employment will be [CHECK ONE. SEE SECTION 3.1(B)(3).]

    (1) /x/ STANDARD: Plan Years beginning after the Participant's hire date.

    (2) / / subsequent 12 month periods beginning on the anniversaries of the Participant's hire date.

    d. Year of Service for Vesting. For vesting purposes, an Employee will be credited with a Year of Service if, during a Computation Period, the Employee completes at least [CHECK ONE. SEE SECTION 3.1(D).]

    (1)  /x/  STANDARD:  1,000 Hours of Service.

    (2)  / /  _________ [not more than 1,000] Hours of Service.

    d. Year of Service for Participation. For participation purposes, an Employee will be credited with a Year of Service [CHECK ONE. SEE SECTION 3.1(B)(3) AND SECTION 3.1(D).]

    (1) /x/ STANDARD: at the end of the Computation Period in which the Employee completes at least 1,000 Hours of Service.

    (2) / / on the date on which the Employee completes at least _________ [NOT MORE THAN 1,000] Hours of Service.


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    (3)  / /  at the end of the Computation Period on which the Employee completes at least ___ [NOT MORE THAN 1,000] Hours of Service.

    Notwithstanding the foregoing, if a partial Year of Service is selected in
Part III.B, no minimum number of Hours of Service will be required.

    2.   / /  "Elapsed Time" method. [SEE SECTION 3.2.]

    For purposes of determining whether a Participant is entitled to an allocation of contributions or forfeitures, the Participant will be deemed to have completed more than 500 Hours of Service in a Plan Year if the Participant completes the following period of employment in the Plan Year: [CHECK ONE. SEE
Section 2.2(D) AND PART VII.]

    a.   / /  STANDARD:  more than 91 consecutive calendar days.

    b.   / /  more than 3 consecutive months.

    B.   SPECIAL RULES.

    1. VESTING SERVICE EXCLUSIONS. [See Section 3.8.] In addition to any service that is disregarded under the Break in Service Rules described below and in Section 3.7(c), the following service will be excluded for vesting purposes:

    a.   /x/  STANDARD:  No other exclusions.

    b.   / /  Years of Service before age 18.

    c. / / Years of Service before the Employer or an Affiliate maintained this Plan or a predecessor plan.

    d. / / Years of Service during a period for which the Employee made no mandatory contributions under a Pre-Existing Plan.

    2. PREDECESSOR EMPLOYER SERVICE (VESTING AND PARTICIPATION). Generally, unless the Employer maintains the plan of a predecessor employer (for example, an acquired company), service for a predecessor employer will not be credited as service under this Plan. [CHECK AND ATTACH APPROPRIATE ADDENDUM ONLY IF DESIRED. SEE SECTION 3.4.]

         /x/ Service credit will be given under this Plan for certain predecessor employers for participation and/or vesting purposes to the extent provided in Addendum V.B.2.

    3. BREAK IN SERVICE RULES. [See Section 3.7 and Section 8.2.] Generally, all service completed before a Break in Service will be credited upon reemployment. Certain service may be excluded under the following rules:


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    a.   /x/  STANDARD:  No exclusions. [See Section 3.7(a).]

    b. / / "Rule of Parity." [See Section 3.7(b)(3).] This rule, generally, disregards vesting and participation service completed before 5 uninterrupted Breaks in Service.

    c. / / "Alterative Maternity/Paternity Rule." [Not applicable if "Elapsed Time" is selected. See Section 3.7(b)(4).] This Rule, generally, increases the number of Breaks in Service from 5 to 6 for all Employees in lieu of crediting service for maternity/paternity leave.

    d. / / Alternative to "Buy Back Rule." [See Section 8.2(b).] This rule, generally, does not require former participants (less than 100% vested) to pay back previous distributions upon reemployment (vesting only). A rehired Participant's vested interest in restored amounts will be determined under:
[Check ONE. See Section 8.2(a), Section 8.2(b) and Section 8.2(c).]

    (1)  / /  STANDARD:  Formula A

    (2)  / /  Formula B

VI. EMPLOYEE CONTRIBUTIONS.

    A.   ELECTIVE DEFERRALS. Elective Deferrals [SEE SECTION 5.3(F). CHECK
ONE.]

    1. / / STANDARD: will be allowed. [COMPLETE FORMULA BELOW; ENTER "N/A" IF NOT APPLICABLE.]

    a. Minimum Amount. Not less than ____% of a Participant's Compensation or $______.

    b. Maximum Amount. For Plan Years ending on and before __________, not more than ___________% of a Participant's Compensation or $___________________, and for each Plan Year thereafter, not more than ___________% of a Participant's Compensation or $__________

    2.   / /  will not tee allowed.

    B. EMPLOYEE CONTRIBUTIONS. Employee Contributions [See Section 5.3(g). Check ONE.]

    1.   / /  STANDARD:  will not be allowed.

    2. / / will be allowed. [COMPLETE FORMULA BELOW; ENTER "N/A" IF NOT APPLICABLE.]


                                          8

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    a.   Minimum Amount. Not less than ______% of a Participant's Compensation or $__________.

    b. Maximum Amount. For Plan Years ending on and before __________, not more than ______% of a Participant's Compensation or $__________, and for each Plan Year thereafter, not more than ______% of a Participant's Compensation or $__________.

    C.   ELECTION RULES. [CHECK ONE. SEE SECTION 5.3(H).]

    1. / / STANDARD: If a Participant does not elect to begin Elective Deferrals or Employee Contributions on the Participant's Entry Date, the Participant may elect to begin such contributions as of any following pay date. A Participant's election can be revised (prospectively only) as of any pay date. A Participant who terminates contributions may elect to resume contributions prospectively as of any pay date.

    2. / / Alternatives to Standard: A Participant's elections may be made as follows: [MUST INCLUDE AT LEAST ONE DAY IN EACH CALENDAR YEAR.]

    a. / / COMMENCEMENT. [See Section 5.3(h)(2).] effective only as of any _______________ following the Participant's Entry Date.

    b. /x/ REVISION. [See Section 5.3(h)(3).] effective only as of any following the first day of Calendar Quarter.

    c. /x/ RESUMPTION. [See Section 5.3(h)(5).] effective only as of any following first day of each Calendar Quarter.

    D. ROLLOVER CONTRIBUTIONS. Rollover Contributions [Check ONE. See Section 5.4.]

    1.   /x/  STANDARD:  will be allowed and may be made by [Check ONE.]

    a.   /x/  STANDARD:  any Eligible Employee.

    b.   / /  any Eligible Employee who is a Participant.

    2.   / /  will not be allowed.

E.  LIMITATIONS ON ELECTIVE DEFERRALS.           / /

    1. CLAIMS. Claims for a refund of Excess Elective Deferrals must be made no later than [See Section 7.3(f). Check ONE.]

    a.   /x/  STANDARD:  March 1.


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    b.   / /  _______________ [no earlier then March 1 and no later than April
15.]

    2. DEEMED CLAIMS. Corrections of Excess Elective Deferrals will be made [See Section 7.3(f)(2). Check ONE.]

    a.   /x/  STANDARD:  from this Plan.

    b.   / /  from the following plan(s):______________.

    3. "GAP PERIOD" INCOME. The income or loss allocable to the "gap period" [Check ONE. See Section 7.3(e), Section 7.4(d)(2) and Section 7.5(d)(2).]

    a.   /x/  STANDARD:  shall not be distributed.

    b.   / /  shall be distributed.

    4. HIGHLY COMPENSATED EMPLOYEES. The following special rules in the temporary Code Section 414(q) regulations and in Code Section 414(q)(12) will apply: [Check ONE. See Section 7.4(a)(5)(v).]

    a.   /x/  STANDARD:  no special rules.

    b.   / /  The special rules set forth in Addendum V.E.3.

    5. RECHARACTERIZATION. Recharacterization of Excess Contributions as Employee Contributions [See Section 7.4(e). Service Check ONE.]

    a.   /x/  STANDARD:  will not be allowed.

    b. / / [DO NOT CHECK THIS OPTION 2 IF EMPLOYEE CONTRIBUTIONS ARE NOT ALLOWED IN PART VI.B.] will be allowed.

VII.     EMPLOYER CONTRIBUTIONS.

    A.   MATCHING CONTRIBUTIONS. [See Section 5.3(b) and Part VII.F.]

    1.   FORMULA.  [Check ONE.]

    a.   /x/  STANDARD:  No Matching Contributions will be made.

    b.   /x/  Matching Contributions will be made on account of: [CHECK ONE OR
BOTH.]


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         /x/  Elective Deferrals

         / /  Employee Contributions

under the following formula: [CHECK AND COMPLETE ONE. ENTER "N/A" IF NOT APPLICABLE. THE FORMULA SELECTED AND COMPLETED MUST NOT PROVIDE A HIGHER RATE OF MATCHING CONTRIBUTIONS FOR PARTICIPANTS WHO MAKE A HIGHER AMOUNT OF CONTRIBUTIONS.]

         /x/ 50% of the Participant's contributions which do not exceed $n/a or 3% of the Participant's Compensation plus n/a% of the Participant's contributions which exceed $n/a or n/a%, but contributions in excess of $n/a or n/a% of the Participant's Compensation will not be matched.

         / / such percentage of the Participant's contributions as determined by the Employer in its discretion for each Plan Year.

         / /  in an amount equal to ______________________
___________________________________________________________.

    2. ELIGIBLE PARTICIPANT. The Matching Contribution for any Allocation Date will be made only for each Participant who makes Elective Deferrals or Employee Contributions, as applicable, during the period ending on the Allocation Date and who satisfies all of the following requirements: [Check ONE.]

    a.   /x/  STANDARD:  no additional requirements.

    b.   Alternative: [CHECK ONE OR MORE.]

    (1) / / the Participant is employed (or on an authorized leave of absence) on the last day of the Plan Year or (b) is not employed as of the last day of the Plan Year but is credited with more than 500 Hours of Service in such Plan Year. [DO NOT CHECK IF ALLOCATION DATE IS NOT STANDARD OPTION. SPECIAL HOUR OF SERVICE EQUIVALENCIES APPLY IF "ELAPSED TIME" IS SELECTED. SEE PART V.A.2.] However, a Participant who died, retired or became disabled during the Plan Year will be eligible: [Check ONE.]

         / /  without regard to the number of Hours of Service.

         / / only if the Participant completes the Hours of Service specified above.

    (2)  / /  the Participant is a Nonhighly Compensated Employee.

    (3) / / the Participant is credited with at least 2 Years of Service (for participation purposes) on such Allocation Date.


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    (4)  / /  for Plan Years beginning before the __________ [NOT LATER THAN
FINAL COMPLIANCE DATE], the Participant [CHECK ONE OR MORE ONLY IF ALLOCATION DATE IS STANDARD OPTION.]

         / / is employed (or on an authorized leave of absence) on the last day of the Plan Year;

         / / is not employed on the last day of the Plan Year because the Participant died, retired or became disabled during such Plan Year;

         / / if the "Hours of Service" method is selected, is credited with more than 1,000 Hours of Service during such Plan Year.

    3. ALLOCATION DATE. Matching Contributions will be made and allocated as of [Check ONE.]

    a.   / /  STANDARD:  the last day of each Plan Year.

    b.   / /  each ________________________.

    4. FORFEITURES. Forfeitures attributable to Matching Accounts [Check one See Section 6.3(c)(2)(ii).]

    a. /x/ STANDARD: will be applied to reduce Matching Contributions as of the Allocation Date: [Check ONE. See Section 8.2(e).]

    (1) /X/ STANDARD: which immediately follows the date the Forfeiture occurs.

    (2) / / which immediately follows the last day of the Plan Year in which the Forfeiture occurs.

    b. / / will be reallocated to Active Participants as of the last day of each Plan Year. [COMPLETE PART VII.D.2. TO SPECIFY WHO IS AN ACTIVE PARTICIPANT FOR THIS PURPOSE.]

    B.   QUALIFIED MATCHING CONTRIBUTIONS. [See Section 5.3(c) and Part VII.F.]

    1.   FORMULA. [Check ONE.]

    a.   / /  STANDARD:  No Qualified Matching Contributions will be made.

    b.   / /  Qualified Matching Contributions will be made on account of:
[CHECK ONE OR BOTH.]


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         / /  Elective Deferrals

         / /  Employee Contributions

    under the following formula: [CHECK AND COMPLETE ONE. ENTER "N/A" IF NOT APPLICABLE. THE FORMULA SELECTED AND COMPLETED MUST NOT PROVIDE A HIGHER RATE OF QUALIFIED MATCHING CONTRIBUTIONS FOR PARTICIPANTS WHO MAKE A HIGHER AMOUNT OF CONTRIBUTIONS.]

         / / ______% of the Participant's contributions which do not exceed $__________ or _______% of the Participant's Compensation plus ______% of the Participant's contributions which exceed $___________or _____%, but contributions in excess of $__________ or ______% of the Participant's Compensation will not be matched.

         / / such percentage of the Participant's contributions as determined by the Employer in its discretion for each Plan Year.

         / /  in an amount equal to _________________.

    2. ELIGIBLE PARTICIPANT. The Qualified Matching Contribution for any Allocation Date will be made only for each Participant who makes Elective Deferrals or Employee Contributions, as applicable, during the period ending on the Allocation Date and who satisfies all of the following requirements: [Check ONE.]

    a.   / /  STANDARD:  no additional requirements.

    b.   / /  Alternative: [CHECK ONE OR MORE.]

    (1) / / the Participant is employed (or on an authorized leave of absence) on the last day of the Plan Year or (b) is not employed as of the last day of the Plan Year but is credited with more than 500 Hours of Service in such Plan Year. [DO NOT CHECK IF ALLOCATION DATE IS NOT STANDARD OPTION. SPECIAL HOUR OF SERVICE EQUIVALENCIES APPLY IF "ELAPSED TIME" IS SELECTED. SEE PART V.A.2.] However, a Participant who died, retired or became disabled during the Plan Year will be eligible: [Check ONE.]

         / /  without regard to the number of Hours of Service.

         / / only if the Participant completes the Hours of Service specified above.

    (2)  / /  the Participant is a Nonhighly Compensated Employee.

    (3) / / the Participant is credited with at least 2 Years of Service (for participation purposes) on such Allocation Date.

    (4) / / for Plan Years beginning before the _______________ [NOT LATER THAN FINAL COMPLIANCE DATE], the Participant [CHECK ONE OR MORE ONLY IF ALLOCATION DATE IS STANDARD OPTION.]

         / / is employed (or on an authorized leave of absence) on the last day of the Plan Year;

         / / is not employed on the last day of the Plan Year because the Participant died, retired or became disabled during such Plan Year;

         / / if the "Hours of Service" method is selected, is credited with more than 1,000 Hours of Service during such Plan Year.

    3. ALLOCATION DATE. Qualified Matching Contributions will be made and allocated as of [Check ONE.]

    a.   / /  STANDARD:  the last day of each Plan Year.

    b.   / /  each ___________________.

    C.   QUALIFIED NONELECTIVE CONTRIBUTIONS. [SEE SECTION 5.3(D) AND PART
VII.F.]

    1. FORMULA. In addition to the Qualified Nonelective Contributions which may be made for Nonhighly Compensated Employees to satisfy the ADP or ACP limits, [Check ONE.]

    a. /x/ STANDARD: no additional Qualified Nonelective Contributions will be made.

    b. / / additional Qualified Nonelective Contributions will be made in an amount equal to: [SPECIFY NONDISCRIMINATORY FORMULA THAT SATISFIES CODE SECTION 401(A)(4) SAFE HARBORS.]
______________________________________________________________
______________________________________________________________

    2. ELIGIBLE PARTICIPANT. The Additional Qualified Nonelective Contribution described in this Part VII.C for any Allocation Date will be made only for each Participant who is an Eligible Employee at any time during the period ending on the Allocation Date and who satisfies all of the following requirements: [Check ONE.]

    a.   / /  STANDARD:  no additional requirements.

    b.   / /  Alternative: [CHECK ONE OR MORE.]

    (1) / / the Participant is employed (or on an authorized leave of absence) on the last day of the Plan Year or (b) is not employed as of the last day of the Plan Year but is credited with more than 500 Hours of Service in such Plan Year. [DO NOT CHECK IF ALLOCATION DATE IS NOT STANDARD OPTION. SPECIAL HOUR OF SERVICE EQUIVALENCIES APPLY IF "ELAPSED TIME " IS SELECTED. SEE PART V.A.2.] However, a participant who died, retired or became disabled during the plan year will be ELIGIBLE: [Check ONE.]

         / /  without regard to the number of Hours of Service.

         / / only if the Participant completes the Hours of Service specified above.

    (2)  / /  the Participant is a Nonhighly Compensated Employee.

    (3) / / the Participant is credited with at least 2 Years of Service for participation purposes) on such Allocation Date.

    (4) / / for Plan Years beginning before the _________ [NOT LATER THAN FINAL COMPLIANCE DATE], the Participant [CHECK ONE OR MORE ONLY IF ALLOCATION DATE IS STANDARD OPTION.]

         / / is employed (or on an authorized leave of absence) on the last day of the Plan year;

         / / is not employed on the last day of the plan year because the participant died, retired or became disabled during such plan year;

         / / if the "Hours of Service" method is selected, is credited with more than 1,000 hours of service during such plan year.

    3. ALLOCATION DATE. The qualified nonelective contributions described in this part vii.C will be made and allocated as of [CHECK ONE.]

    a.   / /  STANDARD:  the last day of each Plan Year.

    b.   / /  each ______________________.

    D.   DISCRETIONARY EMPLOYER CONTRIBUTIONS.

    1. ALLOCATION FORMULA. The discretionary Employer Contributions will be allocated among Active Participants as follows: [CHECK ONE. SEE SECTION 5.3(E),
Section 6.3(A), Section 6.3(C)(4) END PART VII.F. DO NOT SELECT AN INTEGRATED FORMULA FOR PLAN YEARS BEGINNING ON AND AFTER THE FINAL COMPLIANCE DATE IF THE EMPLOYER ALSO MAINTAINS ANOTHER INTEGRATED PLAN FOR SUCH PLAN YEAR.]

    a. / / STANDARD: Nonintegrated. [See Section 6.3(a)(1) and Section 6.3(c)(4)(i)(A).]

    b.   Integrated. [See Section 6.3(a)(2), Section 6.3(c)(4)(i)(B) and
Section 12.3(h).]

    (1) Integration Percentage. [Check ONE. IF THE INTEGRATION LEVEL is less than the Taxable Wage Base, the Maximum Disparity Rate must be reduced. See
Section 2.39.]

         / /  STANDARD: the Maximum Disparity Rate.

         / /  [NOT TO EXCEED THE MAXIMUM DISPARITY RATE.]

    (2)  Integration Level. [Check ONE. See Section 2.35.]

         / /  STANDARD: the Taxable Wage Base.

         / / $_______ or _________% of the Taxable Wage Base [NOT TO EXCEED THE TAXABLE WAGE BASE.]

    2.   ACTIVE PARTICIPANT.

    a. GENERAL. The discretionary Employer Contributions and Forfeitures, if applicable, will only be allocated to: [IF THE EMPLOYER MAINTAINS ANOTHER DEFINED CONTRIBUTION PAIRED PLAN, THE ALLOCATION REQUIREMENTS SPECIFIED IN THIS
PART VII.D.2 FOR PLAN YEARS BEGINNING ON AND AFTER THE FINAL COMPLIANCE DATE MUST BE THE SAME AS THOSE SPECIFIED IN THE ADOPTION AGREEMENT FOR SUCH OTHER PAIRED PLAN. CHECK ONE. SEE SECTION 2.2, SECTION 5.3(E) AND PART VII.F.]

    (1) / / STANDARD: each Participant who is an Eligible Employee at any time during the Plan Year and who (1) is employed (or on an authorized leave of absence) on the last day of the Plan Year, (2) terminated employment during the Plan Year due to death, disability or retirement, or (3) was not employed on the last day of the Plan Year but was credited with more than 500 Hours of Service during the Plan Year. [SPECIAL HOUR OF SERVICE EQUIVALENCIES APPLY IF "ELAPSED TIME" IS SELECTED.]

    (2)  / /  Alternatives to Standard: [CHEEK ONE OR MORE.]

         / / The Participant must also be credited with at least 2 Years of Service by the last day of the Plan Year.

         / /  The last day employment requirement will not apply.

         / /  The 500 hours requirement will not apply.

         / / The exceptions for death, disability and retirement will not apply.

    b. Years Before Final Compliance Date. For Plan Years beginning before __________ [NOT LATER THAN THE FINAL COMPLIANCE DATE], the discretionary Employer Contributions and Forfeitures will only be allocated to: [COMPLETE ONLY IF DESIRED. SEE Section 2.2. CHECK ONE.]

    (1) / / STANDARD: each Participant who is an Eligible Employee at any time during the Plan Year and (1) who is employed (or on an authorized leave of absence) on the last day of the Plan Year and (H the "Hours of Service" method is selected) who is credited with 1,000 Hours of Service during the Plan Year or
(2) who died, retired or became disabled during the Plan Year.

    (2)  / /    Alternatives to Standard [CHECK ONE OR MORE.]

         / /    The last day employment requirement will not apply.

         / /    The 1,000 hours requirement will not apply. [NOT APPLICABLE IF
"ELAPSED TIME" IS SELECTED.]

         / /    The Participant must also be credited with at least 2 Years of
Service by the last day of the Plan Year.

         / /    The exceptions for death, disability and retirement will not apply.

    3. FORFEITURES. Forfeitures attributable to Employer Accounts [CHECK ONE. SEE SECTION 5.3(I) AND SECTION 6.3(C)(4)(II).]

    a.   /x/    STANDARD:  will be reallocated to Active Participants as of the last day of each Plan Year in the same manner as Employer Contributions.

    b.   / /    will be applied to reduce Matching Contributions, Qualified
Matching Contributions and/or Qualified Nonelective Contributions.

    E.   NET PROFITS.

    1.   GENERAL. [Check ONE. See Section 5.3(a).]

    a.   / /    STANDARD:  All Employer contributions other than Elective
Deferrals will be made out of Net Profits.

    b.   /x/    Alternatives to Standard: In addition to Elective Deferrals, the following contributions will be made without regard to Net Profits: [CHECK ONE OR MORE.]

    (1)  /x/    Matching Contributions

    (2)  / /  Qualified Matching Contributions

    (3)  / /  Qualified Nonelective Contributions

    (4)  /x/  Discretionary Employer Contributions

    (5) DEFINITION. For this purpose, Net Profits will be as defined [CHECK ONE. SEE SECTION 2.41.]

    c.   /x/  STANDARD:  in Section 2.41(a).

    d.   / /  in the attached Addendum VII.E.2.

    F. MINIMUM ALLOCATIONS. Each Active Participant (determined without regard to the Participant's completed Hours of Service) who is not a Key Employee, generally, will receive the minimum top-heavy allocation if the Plan is top-heavy. [SEE SECTION 6.3(E) AND SECTION 12.]

VIII. COMPENSATION. Compensation for any Plan Year generally means total compensation (not to exceed $200,000 indexed for inflation after 1989) actually paid to a Participant during such Plan Year (unless another determination period is selected). [See Section 2.10.]

    A. BASIC DEFINITION: Total compensation means: [Check ONE. See Section 2.10(a).]

    1. /x/ STANDARD: wages, tips and other compensation reportable on Form W-2. [See Section 2.10(a)(1).]

    2. / / wages subject to federal income tax withholding. [See Section 2.10(a)(2)(i).]

    3.   / /  general Code Section 415 compensation. [See Section
2.10(a)(2)(ii) and Section 7.2(a)(2)(ii)(B) ]

    Reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits (even if includible in gross income) : [Check ONE. See Section 2.10(a)(2)(iv).]

         / /  STANDARD:  will

         /x/  will not

be included in Compensation as determined in accordance with the definition selected above.

    B.   DETERMINATION PERIOD: [Check ONE. See Section 2.10(d).]

    1.   /x/  STANDARD:  the Plan Year.

    2.   / /  the calendar year ending in the Plan Year.

    3. / / a period beginning each _________________ [ENTER THE DAY AND MONTH THE PERIOD BEGINS. THE DETERMINATION PERIOD MUST END WITH OR WITHIN THE PLAN YEAR, MUST BE AT LEAST 12 CONSECUTIVE MONTHS IN DURATION AND MUST APPLY UNIFORMLY TO ALL EMPLOYEES IN THE PLAN.]

    C. SALARY REDUCTIONS. Participant salary reduction contributions (for example, Section 401 (k) or benefit plan contributions) [CHECK ONE. SEE SECTION 2.10(F).]

    1.   /x/  STANDARD:  will

    2.   / /  will not

    be included in total compensation.

    D.   SPECIAL RULES. [COMPLETE ONLY IF DESIRED.  SEE SECTION 2.10(9)]

    1. /x/ Compensation for periods ending before the Entry Date on which an Eligible Employee becomes a Participant will be excluded. [SEE, Section 2.10(G)(1).]

    2. / / If this is an amendment to a Pre-Existing Plan, the definition of Compensation will be effective as of ____________ [NO LATER THAN THE FIRST DAY OF ME FIRST PLAN YEAR AFTER THIS PLAN IS ADOPTED. SEE SECTION 2.10(G)(2). THE DEFINITION IN THE PRE-EXISTING PLAN WILL CONTINUE TO APPLY UNTIL THAT DATE.]

IX. DISTRIBUTIONS.

    A. TIMING. Vested Plan benefits, generally, will be distributed as follows: [CHECK ONE. SEE SECTION 9.1(A).]

    1. /x/ STANDARD: as soon as practical after the Participant separates from service subject to the Participant's consent, if required.

    2. / / no earlier than the Participant's Normal Retirement Age, Early Retirement Age or Disability, whichever is earlier.

    B. ELECTIONS TO DEFER. A Participant whose Account is more than $3500 may elect that distribution of vested Plan benefits be deferred until: [CHECK ONE. SEE SECTION 9.1(E).]

    1. / / STANDARD: the Participant's Required Beginning Date (generally age 701/2).

    2.   /x/  the later of the Participant's Normal Retirement Age or age 62.

    C.   IN-SERVICE DISTRIBUTIONS. [See Section 9.2(b).]

    1. ELECTIVE DEFERRAL ACCOUNTS. In-service distributions from Elective Deferral Accounts will be allowed as follows: [CHECK APPLICABLE BOX(ES).]

    a.   / /  STANDARD:  no distributions before separation from service.

    b.   /x/  on or after age 591/2. [SEE Section 9.2(B)(4).]

    c. /x/ for the following financial hardship(s): [SEE Section 9.2(B)(3). CHECK ONE OR MORE.]

    (1)  /x/  medical expenses [SEE Section 9.2(B)(3)(II)(A).]

    (2)  /x/  purchase of principal residence [SEE Section 9.2(B)(3)(II)(B).]

    (3)  /x/  tuition [SEE Section 9.2(B)(3)(II)(C).]

    (4)  /X/  foreclosure or eviction [SEE Section 9.2(B)(3)(II)(D).]

    (5)  /X/  other IRS "deemed" financial hardship [SEE Section
9.2(B)(3)(II)(E).]

    2. MATCHING ACCOUNTS. In-service distributions from Matching Accounts will be allowed as follows: [CHECK APPLICABLE BOX(ES).]

    a.   /x/  STANDARD:  no distributions before separation from service.

    b.   / /  on or after age ________.

    c.   / /  after the ________ anniversary of Plan participation.

    d.   / /  for a financial hardship under the safe harbor tests. [SEE
SECTION 9.2(B)(3).]

    e.   / /  in accordance with the rules set forth in Addendum IX.C.2. [SEE
SECTION 9.2(B)(5). THE ADDENDUM SHOULD DESCRIBE NONDISCRIMINATORY OBJECTIVE STANDARDS FOR AN IN-SERVICE DISTRIBUTION AFTER A FIXED NUMBER OF YEARS OR UPON THE PRIOR OCCURRENCE OF SOME EVENT SUCH AS LAYOFF, ILLNESS OR HARDSHIP.]

    3. EMPLOYER ACCOUNTS. In-service distributions from Employer Accounts will be allowed as follows: [Check applicable box(es).]

    a.   /x/  STANDARD:  no distributions before separation from service.

    b.   / /  on or after age

    c.   / /  after the anniversary of Plan participation.

    d.   / /  for a financial hardship under the safe harbor tests. [See
Section 9.2(b)(3).]

    e.   / /  in accordance with the rules set forth in Addendum IX.C.3. [See
Section 9.2(b)(5). The addendum should describe nondiscriminatory objective standards for an in service distribution after a fixed number of years or upon the prior occurrence of some event such as layoff, illness or hardship.]

    4. QUALIFIED NONELECTIVE AND QUALIFIED MATCHING ACCOUNTS. In-service distributions from Qualified Nonelective and Qualified Matching Accounts will be allowed as follows: [Check applicable box(es).]

    a.   / /  STANDARD:  no distributions before separation from service.

    b.   /x/  on or after age 591/2.

    c.   / /  for financial hardship (pre-89 amounts only). [See Section
9.2(b)(3).]

    5. EMPLOYEE ACCOUNTS. Withdrawals from Employee Accounts [SEE SECTION 9.2(D). CHECK ONE.]
    a.   / /  STANDARD:  will be allowed.

    b.   /x/  will not be allowed.

    D.   JOINT AND SURVIVOR ANNUITY RULES. [CHECK ONE. SEE SECTION 10.]

    1. /x/ STANDARD: The entire vested balance will be paid (a) to married Participants as a 50% joint and survivor annuity, (b) to single Participants as a 100% life annuity and (c) to the surviving Spouse of a married Participant who dies before retirement as a 100% preretirement survivor annuity.

    2. The entire vested balance will be paid under the standard joint and survivor annuity rules except the percentages will be: [Percentages must be not less than 50% nor more than 100%.]

    a.   Qualified Joint and Survivor Annuity: ______% [SEE SECTION 10. 1(F).]

    b.   Qualified Preretirement Survivor Annuity: _____% [SEE Section
10.1(G).]

    3. / / The standard joint and survivor annuity rules will not apply. [CHECK ONLY IF THE SAFE HARBOR RULE DESCRIBED IN Section 10.5 WILL BE SATISFIED. THIS OPTION GENERALLY IS NOT AVAILABLE IF THIS PLAN OR A PRE-EXISTING PLAN PROVIDES ANNUITIES AND SEPARATE ACCOUNTS ARE NOT MAINTAINED FOR SUCH PRE-EXISTING PLAN BALANCES. UNDER THIS OPTION, THE ENTIRE VESTED BALANCE ELIGIBLE FOR THE SAFE HARBOR WILL BE PAID TO THE SURVIVING SPOUSE OF A MARRIED PARTICIPANT WHO DIES BEFORE RETIREMENT. SEE Section 10.5]

    E. OPTIONAL DISTRIBUTION FORMS. [See Section 10.6(c).] In addition to single sum distributions in cash, Participants may also request:

    1.   / /  installments [SEE Section 10.6(C)(2)(II).]

    2.   / /  Annuity contracts [SEE Section 10.6(C)(2)(III).]

    3. / / The optional forms or in kind distribution offered under a Pre-Existing Plan as described in addendum XIII.A.

    4.   /x/  Single sum distributions in kind [SEE Section 10.6(E).]

X.  INVESTMENT PROVISIONS.

    A. INDIVIDUALLY DIRECTED INVESTMENTS. An individual's direction of the investment of that individual's Account [CHECK ONE. SEE Section 13.2.]

    1.   / /  STANDARD:  will not be allowed

    2.   /x/  will be allowed and will apply: [Check ONE.]

    a.   /x/  STANDARD:  to the entire Account

    b.   / /  only to the following: ___________________.

    B.   PARTICIPANT LOANS. Participant loans [CHECK ONE.  SEE Section 13.3.]

    1.   / /  STANDARD:  will not be allowed.

    2.   /x/  will be allowed.

    a. Accounting. Loans will be treated as an asset of [See Section 13.3(e). Check ONE.]


    (1)  /x/  STANDARD:  the Participant's Account.

    (2)  / /  the Fund.

    b. Amounts. The $10,000 exception for loans in excessof 50% of Account value [CHECK ONE. SEE Section 13.3(F)(2).]

    (1)  /x/  STANDARD:  shall not apply.

    (2) / / shall apply. [Note: Loans under this exception must be secured by collateral in addition to the Participant's vested Account.]

    C. INSURANCE. A Participant's direction to purchase insurance contracts [CHECK ONE. SEE Section 13.1.]

    1.   /x/  STANDARD:  will not be allowed.

    2.  / /  will be allowed.

XI. TOP-HEAVY RULES. [SEE Section 12.]

    A. TOP-HEAVY VESTING SCHEDULE. The vesting schedule for any Plan Year in which this Plan is a Top-Heavy Plan will be: [Check ONE. See Section 2.4.]

    1.   /x/  STANDARD: Full and Immediate. 100% of times.

    2. / / CLIFF. 100% after completion of _____ Years of Service [NOT TO EXCEED 3].

    3.   / /  GRADED.

YEARS OF SERVICE NONFORFEITABLE PERCENTAGE

Less than 1             ____%
1                       ____%
2                       ____% [AT LEAST 20%]
3                       ____% [AT LEAST 40%]
4                       ____% [AT LEAST 60%]
5                       ____% [AT LEAST 80%]
6 or more               100%

    B. OTHER PAIRED PLAN. [COMPLETE ONLY IF THE EMPLOYER MAINTAINS ANOTHER SMITH BARNEY SHEARSON DEFINED CONTRIBUTION PAIRED PLAN. SEE Section 2.45 AND
Section 12.3(C).] The minimum top-heavy contributions or benefit, if any, will be made under the following Paired Plans in the following order: [CHECK ONE.]

    1. /x/ STANDARD: Money Purchase Pension Plan, Target Benefit Pension Plan, Profit Sharing Plan, 401(k) Plan.

    2.   / /  Other: ____________________.

    C. OTHER PLANS. [COMPLETE ONLY IF THE EMPLOYER MAINTAINS OR HAS EVER MAINTAINED ANOTHER PLAN THAT IS NOT A PAIRED PLAN.]

    1. MINIMUM ALLOCATION. The minimum top-heavy contributions or benefit, if any, will be made under [CHECK ONE. SEE Section 12.3(D) AND (9).]

    a.   /x/  STANDARD:  this Plan.

    b.   / /  the following plan(s): ____________________

    2. PRESENT VALUE. [SEE Section 12.2(F)(3)(III). COMPLETE ONLY IF EMPLOYER MAINTAINS A DEFINED BENEFIT PLAN.] "Present value" will be determined using an interest rate of ____% and the following mortality table:

         UP-1984

    3. VALUATION DATE. The Top-Heavy Valuation Date for each other plan will be: [SEE Section 12.2(9). CHECK ONE.]

    a.   /x/  STANDARD: the most recent valuation date.

    b.   / /  Other: ____________________

XII.  LIMITATIONS ON ALLOCATIONS (CODE Section 415). [SEE Section 7.2.]

    A.   COMPENSATION. For Code Section 415 purposes, Compensation means:
[CHECK ONE. SEE Section 7.2(A)(2).]

    1. /x/ STANDARD: wages, tips and other compensation reportable on Form W-2. [SEE Section 7.2(A)(2)(I).]

    2. / / wages subject to federal income tax withholding. [SEE Section 7.2(A)(2)(II)(A) AND Section 2.10(A)(2)(I).]

    3.   / / general Code Section 415 compensation. [SEE Section 7.2(A)(2)
(II)(B).]

    B. LIMITATION YEAR. The Limitation Year will be: [CHECK ONE. SEE Section 7.2(A)(9).]

    1.   /x/  STANDARD: the Plan Year.

    2.   / /  the 12 consecutive month period which ends on each
____________________

    C. OTHER PAIRED PLAN. [COMPLETE ONLY IF THE EMPLOYER MAINTAINS ANOTHER SMITH BARNEY SHEARSON DEFINED CONTRIBUTION PAIRED PLAN. SEE Section 2.45 AND
Section 7.2(C)(1).] The allocation adjustment will be made under the following plans in the following order: [CHECK ONE.]

    1. / / STANDARD: Profit Sharing Plan, Money Purchase Pension Plan, Target Benefit Pension Plan, 401(k) Plan.

    2.   / /  Other: ____________________

    D. OTHER PLANS. [COMPLETE ONLY IF THE EMPLOYER MAINTAINS OR HAS EVER MAINTAINED ANOTHER PLAN THAT IS NOT A PAIRED PLAN.]

    1. OTHER DEFINED CONTRIBUTION PLAN. The Annual Additions attributable to this Plan will be determined: [CHECK ONE. SEE Section 7.2(D).]

    a.   / /  STANDARD: BY TREATING THE OTHER PLAN AS A MASTER OR PROTOTYPE
PLAN.

    b.   / /  BY USING THE METHOD DESCRIBED IN ADDENDUM XII.D.1.B.


    2. DEFINED BENEFIT PLAN. [CHECK AND ATTACH APPROPRIATE ADDENDUM ONLY IF APPLICABLE. SEE Section 7.2(A)(3), 7.2(A)(11), Section 7.2(E) AND Section 12.3(G).]

         / / The Annual Additions attributable to this Plan will be limited by using the method described in Addendum XII.D.2.

XIII. SPECIAL PROVISIONS FOR AMENDMENT AND RESTATEMENT OF PRE-EXISTING PLAN, MERGERS OR TRANSFERS.

    A. VESTING OR DISTRIBUTION RULES. [CHECK AND ATTACH APPROPRIATE DESCRIPTION ONLY IF APPLICABLE. SEE Section 10.6, Section 14.1(B) AND Section 14.5.]
         / / The special vesting or distribution rules which must be preserved under Code Section 411 are described in Addendum XIII.A.

    B. NORMAL RETIREMENT AGE. [CHECK ONLY IF THE NORMAL RETIREMENT AGE UNDER THE PRE-EXISTING PLAN WAS DETERMINED WITH REFERENCE TO THE PARTICIPATION COMMENCEMENT DATE AND THE SPECIAL TRANSITIONAL RULE IN Section 2.43 IS DESIRED. SEE Section 2.43.]

         / / The Normal Retirement Age of a Participant who commenced participation in the Pre-Existing Plan in a Plan Year beginning before 1988 will be determined under the transitional rule described in Section 2.43.

    C. EFFECTIVE DATES. [CHECK AND ATTACH APPROPRIATE ADDENDUM ONLY IF ANY OF THE SELECTIONS MADE IN THIS ADOPTION AGREEMENT WILL BECOME EFFECTIVE AS OF A DATE OTHER THAN THE EFFECTIVE DATE SET FORTH IN PART II.E. HOWEVER, THE ADDENDUM SHALL IN NO EVENT DELAY THE EFFECTIVE DATE OF ANY PLAN PROVISIONS BEYOND THE LATEST EFFECTIVE DATE REQUIRED FOR SUCH PROVISION UNDER TRA 86 OR OTHER APPLICABLE LAW OR REGULATIONS.]

         / / Certain elections in this Adoption Agreement shall be effective as of the date(s) specified in Addendum XIII.C.

XIV.  TRUSTEE APPOINTMENT AND TRUST AGREEMENT. [CHECK ONE. SEE Section 2.66 AND
Section 2.68.]

    A. /x/ STANDARD TRUST AGREEMENT. The standard Trust Agreement will apply and the Trustee will be the following individual(s), bank(s) or other person(s) who can serve as a fiduciary and trustee under the laws of the State shown in
Part II.C.
    __________________________________________________
    __________________________________________________

    [IF SMITH BARNEY SHEARSON TRUST COMPANY ("SBSTC" 7) IS THE TRUSTEE, SBSTC WILL CHARGE A FEE AND MAY REQUIRE THE EMPLOYER TO COMPLETE OTHER DOCUMENTS PRIOR TO ACCEPTING ITS APPOINTMENT AS TRUSTEE. FURTHER, SBSTC WILL ACT ONLY AS A NONDISCRETIONARY TRUSTEE AND THE INVESTMENT OF THE FUND WILL BE MADE AS DIRECTED BY THE PLAN ADMINISTRATOR OR THE EMPLOYER. SEE Section 15 AND THE TRUST AGREEMENT.]

    B. / / ALTERNATE TRUST AGREEMENT. The alternate Trust Agreement for 401(k) Plans will apply and the Trustee will be ____________________, which is a bank or trust company organized under the laws of the State of ____________________ and which is authorized to serve as a fiduciary and trustee under the laws of such State.

    [THE TRUSTEE WILL CHARGE A FEE AND WILL REQUIRE THE EMPLOYER TO COMPLETE OTHER DOCUMENTS, INCLUDING EXECUTION OF THE ALTERNATE TRUST AGREEMENT, PRIOR TO ACCEPTING ITS APPOINTMENT AS TRUSTEE. EXCEPT AS DESCRIBED IN THE TRUST AGREEMENT, THE TRUSTEE WILL ACT ONLY AS A NONDISCRETIONARY TRUSTEE AND WILL BE SUBJECT TO THE DIRECTIONS OF THE PLAN ADMINISTRATOR AS A NAMED FIDUCIARY UNDER THE PLAN IN THE CONTROL AND MANAGEMENT OF THE ASSETS OF THE FUND. SUCH DIRECTIONS WILL BE COMMUNICATED TO THE TRUSTEE BY THE RECORDKEEPER AS DESCRIBED IN THE TRUST AGREEMENT.]

XV.  IRS APPROVAL.

    This Plan is designed to operate as a "standardized" plan and an adopting Employer may rely on the opinion letter issued to the Prototype Sponsor and may not have to apply for a favorable determination letter on this Plan if the only plans ever maintained (or later adopted) by the Employer are Paired Plans which satisfy
Section 2.45.

    Any Employer who has ever maintained or who later adopts any plan (including, after December 31, 1985, a welfare benefit fund, as defined in Code
Section 419(e), which provides post-retirement medical benefits allocated to separate accounts for key employees, as defined in Code Section 419A(d)(3), or an individual medical account as defined in Code Section 415(1)(2)) in addition to this Plan (other than a Paired Plan which satisfies Section 2.45) may not rely on the opinion letter issued to the Prototype Sponsor by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Code Section 401.

    Any Employer who adopts or maintains multiple plans (other than Paired Plans) must apply to the appropriate Key District Office for a favorable determination letter on this Plan to obtain reliance that this Plan as adopted by the Employer is qualified.

    An Employer may not rely on the opinion letter issued by the National
Office of the Internal Revenue Service as evidence that this Plan is qualified under Code Section 401 unless the terms of the Plan, as herein adopted or amended, that pertain to the requirements of Code Section 401(a)(4), Section 401(a)(17), Section 401(l), Section 401(a)(5), Section 410(b) and Section 414(s), as amended by the Tax Reform Act of 1986, or later laws, (a) are made effective retroactively to the first day of the first Plan Year beginning after December 31,1988 (or such later date on which these requirements first become effective with respect to this Plan) or (b) are made effective no later than the first day on which the Employer is no longer entitled, under regulations, to rely on a reasonable, good faith interpretation of these requirements, and the prior provisions of the plan constitute such an interpretation.

    Smith Barney Shearson will notify each adopting Employer of any amendments that have been made to the Plan by Smith Barney Shearson as Prototype Sponsor or of any intention to discontinue or abandon its sponsorship of the Plan as a prototype plan.

                                      SIGNATURES

IMPORTANT:

    In order to have a valid plan and trust, this Adoption Agreement must be signed by individuals authorized to sign for the Employer and, if applicable, the Trustee and each Participating Affiliate. If the alternate Trust Agreement is specified in Part XIV.B., the Trust Agreement must be signed by the Employer, the Trustee and, if applicable, each Participating Affiliate.

    This Adoption Agreement will not become effective as a prototype plan unless and until it is accepted by Smith Barney Shearson as the Prototype Sponsor but, upon such acceptance, will be effective as a prototype plan retroactive to the Effective Date.

    Each Affiliate (i.e., each member of a controlled group of corporations, commonly controlled group of trades or businesses, or an affiliated service group within the meaning of Code Section 414) must adopt this Plan as a Participating Affiliate.

    EMPLOYER REPRESENTATIONS. The undersigned hereby certifies that the adoption of the Plan and the Trust Agreement is authorized by (1) a Board of Directors' resolution for an Employer which is a corporation, or (2) a written authorization by the person or persons duly authorized to act on behalf of an Employer which is not a corporation. If this Adoption Agreement amends and restates a Pre-Existing Plan, the undersigned hereby certifies that such amendment is duly authorized by the Employer. The undersigned hereby acknowledges that the Prototype Sponsor (1) is not responsible for the elections made in this Adoption Agreement, (2) shall have no responsibility whatsoever with respect to the Fund or the operation and administration of this Plan, and
(3) has advised the Employer to consult with legal counsel for the Employer regarding the adoption and operation of this Plan. The undersigned further acknowledges that the Employer is solely responsible for the elections made in this Adoption Agreement and for the operation and administration of this Plan. Finally, the undersigned acknowledges that the Prototype Sponsor will charge an annual prototype maintenance fee and hereby authorizes the Prototype Sponsor to charge such fees against any brokerage account maintained for the Plan.

    EMPLOYER EXECUTION. Subject to the terms and conditions of the Plan, the Trust Agreement and this Adoption Agreement, the undersigned hereby has executed this Adoption Agreement to evidence its adoption (or, if applicable, amendment) of the Plan and the Trust Agreement.

    Signature:  /s/Vicki S. Hammond
              --------------------
    Title:  CFO                        Date: 12-22-95
         ---------------------

    TRUSTEE EXECUTION. Subject to the terms and conditions of the Plan, the Trust Agreement and this Adoption Agreement, the undersigned hereby accepts its appointment as Trustee and has executed this Adoption Agreement to evidence its adoption of the Trust Agreement. [ATTACH ADDITIONAL SIGNATURE PAGES IF THERE ARE MORE THAN THREE TRUSTEES. IF THE ALTERNATE TRUST AGREEMENT IS SPECIFIED IN PART XIV.B., THE TRUSTEE SHOULD EXECUTE THE ALTERNATE TRUST AGREEMENT IN LIEU OF EXECUTING THE ADOPTION AGREEMENT IN THIS SECTION.]

Signature: /s/Vicki S. Hammond         Date: 12/19/95
         --------------------               ---------

Signature:                             Date:
         --------------------               ---------

Signature:                             Date:
         --------------------               ---------

    PARTICIPATING AFFILIATES EXECUTION. [ATTACH ADDITIONAL SIGNATURE PAGES IF THERE ARE MORE THAN THREE PARTICIPATING AFFILIATES. AN ORGANIZATION WHICH BECOMES AN AFFILIATE AFTER THIS ADOPTION AGREEMENT IS EXECUTED SHOULD EVIDENCE ITS ADOPTION OF THIS PLAN BY EXECUTING AND ATTACHING TO THIS ADOPTION AGREEMENT A SIGNATURE PAGE WHICH INCLUDES THE INFORMATION SET FORTH BELOW.]

Subject to the terms and conditions of the Plan, the Trust Agreement and this Adoption Agreement, the undersigned hereby has executed this Adoption Agreement to evidence its adoption (or, if applicable, amendment) of the Plan and the Trust Agreement.

AFFILIATE NAME:

Signature:--------------------

Date:----------------------------


Effective Date of Adoption of Plan by Affiliate (if different from the Effective Date in Part II.E.):

AFFILIATE NAME:

Signature:
         ---------------------
Date:
    ----------------------------


Effective Date of Adoption of Plan by Affiliate (if different from the Effective Date in Part II.E.):
Effective Date of Adoption of Plan by Affiliate (if different from the Effective Date in Part II.E.):

AFFILIATE NAME:

Signature:
         ---------------------
Date:
    ----------------------------


PROTOTYPE SPONSOR ACCEPTANCE. Subject to the terms and conditions of the Plan, the Trust Agreement and this Adoption Agreement, this Adoption Agreement is accepted by the Prototype Sponsor.

Authorized Signature: /s/ H. Wayne Hutton
                   -----------------------------
Date:  7/29/96
    --------------------------------------